Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-201907, 333-200313, 333-205793, 333-209111 and 333-209112) and Form S-8 (Nos. 333-196712, 333-41714, 333-69334 and 333-139999) of Precipio, Inc. (formerly Transgenomic, Inc.) of our report, dated July 27, 2017, related to the 2015 financial statements of Precipio Diagnostics, LLC included in this Current Report on Form 8-K/A of Precipio, Inc.

/s/ Whittlesey & Hadley, P.C.

Hartford, Connecticut
July 31, 2017